Exhibit 99.1

Akebia Therapeutics, Inc.
245 First Street, Suite 1100
Cambridge, MA 02142
T: +1 617.871.2098 F: +1 617.871.2099
www.akebia.com

Akebia Announces Second Quarter 2015 Financial Results

-On Track to Release Top Line Data from Vadadustat Phase 2 Study in Dialysis Dependent Patients This Quarter-

CAMBRIDGE, Mass.—August 11, 2015—(BUSINESS WIRE)— Akebia Therapeutics, Inc. (NASDAQ:AKBA), a biopharmaceutical company focused on delivering innovative therapies to patients with kidney disease through the biology of hypoxia inducible factor (HIF), today announced financial results for the second quarter ended June 30, 2015.

“During the second quarter, we presented new data highlighting the best-in-class potential of vadadustat, formerly known as AKB-6548, in renal anemia, strengthened our balance sheet and advanced our pipeline toward key milestones,” stated John P. Butler, President and Chief Executive Officer of Akebia. “Phase 2b data presented at the ERA-EDTA Congress demonstrated the potential of our once-daily, oral treatment to tightly control hemoglobin levels within a clinically desired range in non-dialysis patients with anemia related to chronic kidney disease (CKD). We look forward to advancing vadadustat into a Phase 3 program later this year once we have successfully completed our discussions with the United States Food and Drug Administration and the European Medicines Agency. We remain on track to report top-line results from our Phase 2 study of vadadustat in dialysis patients in the third quarter, followed by an IND submission for AKB-6899 in an oncology indication by year-end.”

Second Quarter 2015 and Recent Corporate Highlights

•	Presented new data from the Phase 2b study of vadadustat in non-dialysis CKD patients at the 52nd ERA-EDTA Congress, demonstrating that the group of patients converted from active recombinant erythropoiesis stimulating agent (rESA) therapy to vadadustat maintained their mean baseline HGB level of 10.5 g/dL throughout the study;

•	Raised approximately $65 million, net, in a public follow-on offering of approximately 8.4 million shares of common stock, including the full exercise of the underwriters’ option to purchase an additional 1.1 million shares;

•	Entered into a Master Services Agreement with Quintiles, Inc., a contract research organization, in connection with Akebia’s planned Phase 3 clinical studies of vadadustat in non-dialysis patients with anemia related to CKD; and

•	Entered into a Sales Agreement with Cantor Fitzgerald & Co. to periodically sell up to $50 million of shares of Akebia common stock in “at-the-market” (ATM) offerings.

Financial Results

Akebia reported a net loss and a net loss applicable to common stockholders of $10.7 million, or ($0.40) per share, for the second quarter of 2015. Net loss applicable to common stockholders for the second quarter of 2014 was $7.6 million or ($0.39) per share.

Research and development expenses were $7.2 million for the second quarter of 2015 compared to $5.5 million for the second quarter of 2014. The increase is primarily attributable to the continued development of vadadustat, including costs for the ongoing Phase 2 study for the treatment of anemia in patients undergoing dialysis, and costs for the planned initiation of the Phase 3 program in non-dialysis patients with anemia related to CKD. Research and development expenses were further increased by wage and personnel-related costs due to increased headcount, and drug development costs for AKB-6899.

General and administrative expenses were $3.7 million for the second quarter of 2015 compared to $2.3 million for the second quarter of 2014. The increase in general and administrative expenses is primarily related to increased wage and personnel-related costs due to increased headcount, stock-based compensation expense and commercial planning costs.

The Company’s cash used in operations during the second quarter of 2015 was $12.1 million, an increase of $5.4 million from $6.7 million for the same period of 2014. The Company ended the second quarter of 2015 with cash, cash equivalents and available for sale securities of $152.8 million, which is expected to support operations into the fourth quarter of 2016.

About Akebia Therapeutics

Akebia Therapeutics, Inc. is a biopharmaceutical company headquartered in Cambridge, Massachusetts, focused on delivering innovative therapies to patients with kidney disease through HIF biology. Akebia’s lead product candidate, vadadustat, is a once-daily, oral therapy, which has completed a Phase 2b study for the treatment of anemia related to CKD in non-dialysis patients and is also being tested in a Phase 2 study for the treatment of anemia in patients undergoing dialysis.

Forward-Looking Statements

This press release includes forward-looking statements. Such forward-looking statements include those about Akebia’s strategy, future plans and prospects, including statements regarding the potential indications and benefits of vadadustat, the development plan for vadadustat and AKB-6899, planned meetings with regulatory authorities, the expected timing of the announcement of study results from the Phase 2 study of vadadustat in dialysis patients with anemia related to CKD, and the initiation of the Phase 3 program in non-dialysis patients with anemia related to CKD. The words “anticipate,” “appear,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “target,” “potential,” “will,” “would,” “could,” “should,” “continue,” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Each forward-looking statement is subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied in such statement, including the risk that existing preclinical and clinical data may not be predictive of the results of ongoing or later clinical trials; the ability of Akebia to successfully complete the clinical development of vadadustat and AKB-6899; the funding required to develop Akebia’s product candidates and operate the company, and the actual expenses associated therewith; the timing and content of decisions made by the FDA and other regulatory authorities; the actual time it takes to complete the Phase 2 dialysis study and analyze the data; the actual time it takes to prepare for and initiate the Phase 3 clinical study; the success of competitors in developing product candidates for diseases for which Akebia is currently developing its product candidates; and Akebia’s ability to obtain, maintain and enforce patent and other intellectual property protection for vadadustat and AKB-6899. Other risks and uncertainties include those identified under the heading “Risk Factors” in Akebia’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2015, and other filings that Akebia may make with the Securities and Exchange Commission in the future. Akebia does not undertake, and specifically disclaims, any obligation to update any forward-looking statements contained in this press release.

Tables Follow:

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AKEBIA THERAPEUTICS, INC.

Condensed Statements of Operations

(in thousands except share and per share data)

(unaudited)

	Three months ended		Six months ended
	June 30, 2015	June 30, 2014	June 30, 2015	June 30, 2014
Operating expenses:
Research and development	$7,182	$5,525	$14,687	$11,683
General and administrative	3,707	2,315	7,098	6,066

Total operating expenses	10,889	7,840	21,785	17,749

Operating loss	(10,889)	(7,840)	(21,785)	(17,749)
Other income, net	200	222	401	434

Net loss and comprehensive loss	$(10,689)	$(7,618)	$(21,384)	$(17,315)

Reconciliation of net loss to net loss applicable to common stockholders:
Net loss	$(10,689)	$(7,618)	$(21,384)	$(17,315)
Accretion on preferred stock	—	—	—	(86,900)

Net loss applicable to common stockholders	$(10,689)	$(7,618)	$(21,384)	$(104,215)

Net loss per share applicable to common stockholders—basic and diluted	$(0.40)	$(0.39)	$(0.92)	$(9.48)

Weighted-average number of common shares used in net loss per share applicable to common stockholders—basic and diluted	26,614,671	19,652,056	23,340,590	10,987,692

AKEBIA THERAPEUTICS, INC.

Selected Balance Sheet Data

(in thousands)

(unaudited)

	June 30, 2015	December 31, 2014
Cash, cash equivalents and available for sale securities	$152,789	$108,918
Working capital	149,059	103,595
Total assets	155,665	110,995
Total stockholders’ equity	149,752	104,078

Investors:

Argot Partners

Susan Kim

Tel: +1 212-600-1902

Email: Susan@argotpartners.com

Media:

Argot Partners

Eliza Schleifstein

Tel: +1 917-763-8106

Email: Eliza@argotpartners.com

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